Exhibit 99

Energous Corporation Reports Second Quarter 2014 Results

Management to Host Conference Call Today at 11:00 am ET

Pleasanton, Calif. – August 12, 2014 – Energous Corporation (“Energous” or “the Company”) (Nasdaq: WATT), developer of WattUp™, a disruptive wire-free charging technology for electronic devices that provides power at a distance with complete mobility under software control, announced its financial results for the three and six months ended June 30, 2014 and provided a business update.

Highlights:

•	Signed seven separate Joint Development Agreements (JDAs) year-to-date for WattUp, including 6 agreements since the last quarterly call in May, all to develop prototypes based on the WattUp wire-free charging technologies.
•	65 pending U.S. patents and provisional patent applications, an increase of 15 from the Q1 Update on May 14
•	Added two new executives to its leadership team
•	On June 27th was added to Russell Microcap Index

“We are on track with each of our major technology and commercialization milestones,” stated Steve Rizzone, President and Chief Executive Officer of Energous Corporation. “Our unique WattUp technology serves a large and unmet need for billions of mobile device owners around the world. The recent JDAs signed represent a robust start to our commercialization efforts and provide an excellent conduit to reach our initial target markets. Given our pipeline of activity, we expect to announce several additional meaningful JDAs during the balance of the year. Our execution to date is aligned with our goal to license our technology to device manufacturers, wireless service providers and other commercial partners to make wire-free charging an affordable, ubiquitous and convenient service for all consumers.”

Financial Results

For the second quarter ending June 30, the Company reported:

•	$3.5 million in operating expense, which consisted of $1.6 million in R&D, $1.1 million in G&A and $0.8 million in marketing expenses.
•	Net income (GAAP) of $0.3 million which included a $1.7 million gain for the change in the market value of the derivative liabilities and a $2.1 million gain on debt extinguishment
•	Adjusted EBITDA (non-GAAP) loss of $3.0 million

For the six months ended June 30, 2014, the Company reported:

•	$5.5 million in operating expenses, which consisted of $2.5 million in R&D, $1.8 million in G&A and $1.2 million in marketing expenses;
•	Net loss (GAAP) of $30.7 million which included a $26.3 million charge for the change in the market value of derivative liabilities and a $2.1 million gain on debt extinguishment;
•	Adjusted EBITDA (non-GAAP) loss of $4.5 million.

The Company had $22.9 million in cash and cash equivalents on its balance sheet as of June 30, 2014 with no debt outstanding.

Business Updates

The Company recently added two new executives to its leadership team. John Majors, a former Chairman and CEO of Novatel Wireless - joined the Company’s advisory board. Separately, Cesar Johnston was hired as the Senior Vice President of Engineering, joining Energous from Marvell Technology Group, Inc.

Since the Q1 Update on May 14, the Company has signed six additional JDAs to embed WattUp technology into various products, including:

•	Dong-Hwa, one of the world’s largest mobile phone suppliers
•	Pocons, a tier-one mobile phone parts and accessories supplier based in Korea
•	Anymode, a leading manufacturer of mobile accessories and devices based in South Korea. Anymode manufactures accessories for the Samsung Galaxy product range, iPhone and iPad, and is represented in over 50 countries in Europe, Americas, CIS, Middle East Asia and the Asia-Pacific region, with offices in Europe, USA, and Japan.
•	iPowerUp designs multi-function battery chargers and mobile electronics accessories. iPowerUp consistently provides customers with the most innovative and stylish designs available on the market.
•	Two additional JDAs have been signed this past quarter that we are unable to announce, due to disclosure or NDAs stipulations.

Energous received its first two ASICs on schedule which are being built into Alpha units that the Company expects will be available for both customer testing and early submittal for regulatory testing in September of this year.

2014 Outlook and Events

Energous will license its technology to various consumer electronics companies, including component manufacturers, original equipment manufacturers, original design manufacturers, and branded consumer electronics firms. Entering these types of strategic relationships will enable the Company to quickly reach scale in different markets without incurring significant manufacturing, distribution and marketing costs.

The Company expects samples of its remote charging technology to be available to early adopting strategic partners in late 2014 with general availability to strategic partners in 2015. Prototypical devices from strategic partners incorporating the WattUp technology remains on track for display at the upcoming CES show in January of 2015 while general availability to the end consumer of WattUp enabled products is targeted for late 2015.

Management intends to use the proceeds from its IPO on research and development, product certifications, sales and marketing, facility relocation and fixed asset acquisition.

CEO Stephen Rizzone and SVP of Sales and Marketing George Holmes will present at the Oppenheimer 17th Annual Technology, Internet and Communications Conference in Boston August 12 and 13.

In addition, Mr. Rizzone will present at Drexel Hamilton’s Telecom, Media & Technology Conference in New York City on September 3-4.

Q2 Update Conference Call

Date:	Wednesday, August 12, 2014
Time:	11:00 a.m. Eastern Time
Conference Line (U.S.):	1-888-515-2880
International Dial-In:	1-719-457-2638
Conference ID:	1023190
Webcast:	http://public.viavid.com/index.php?id=110447

A playback of the call will be available until 11:59 pm ET on August 26, 2014. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 1023190.

About Energous Corporation

Energous Corporation is developing WattUp™, a wire-free charging technology that will transform the way people charge and power their electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary, patent- and trademark-pending solution that delivers intelligent, scalable power via the same radio bands as a Wi-Fi router. WattUp differs from current wireless charging systems in that it delivers meaningful, useable power, at a distance, while allowing users to roam while charging. The result is a true wire-free experience that saves users from having to remember to plug in their devices or place them on a mat. Energous will initially license WattUp to the wearable and mobile-accessory markets and will expand to other markets such as Wi-Fi routers and smartphones over time. For more information, please visit www.energous.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements". While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based could change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our recently filed registration statement on Form S-1. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward -looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents adjusted EBITDA which is a non-GAAP measure. The adjusted EBITDA is determined by taking the net loss and adding interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities and the gain on the extinguishment of debt. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation table to the comparable GAAP measure is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

MZ North America

Matt Hayden, Chairman

Direct: +1-949-259-4986

Email: matt.hayden@mzgroup.us

Web: www.mzgroup.us

 Energous Corporation

 (f/k/a DvineWave Inc.)

CONDENSED BALANCE SHEETS

	As of
	June 30, 2014	December 31, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$22,945,443	$1,953,780
Prepaid expenses and other current assets	409,396	127,197
Total current assets	23,354,839	2,080,977

Property and equipment, net	489,760	189,612
Deferred offering costs	-	88,319
Other assets	6,959	6,959
Total assets	$23,851,558	$2,365,867

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$636,672	$361,038
Accrued expenses	151,548	243,623
Convertible promissory notes, net	-	829,298
Derivative liabilities	-	6,277,000
Total current liabilities	788,220	7,710,959

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred Stock, $0.00001 par value, 10,000,000 and 0 shares authorized at June 30, 2014 and December 31, 2013, respectively; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 and 40,000,000 shares authorized at June 30, 2014 and December 31, 2013, respectively; 9,488,872 and 2,708,217 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively.	94	27
Additional paid-in capital	59,336,714	197,249
Accumulated deficit	(36,273,470)	(5,542,368)
Total stockholders’ equity (deficit)	23,063,338	(5,345,092)
Total liabilities and stockholders’ equity (deficit)	$23,851,558	$2,365,867

 Energous Corporation

 (f/k/a DvineWave Inc.)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013

Operating expenses:
Derivative instrument issuance	$-	$878,022	$-	$878,022
Research and development	1,556,493	395,217	2,485,706	436,426
General and administrative	1,133,101	622,878	1,802,390	636,009
Marketing	805,429	-	1,227,460	-
Loss from operations	(3,495,023)	(1,896,117)	(5,515,556)	(1,950,457)

Other (expense) income:
Change in fair value of derivative liabilities	1,725,823	(22,500)	(26,265,177)	(22,500)
Interest (expense) income, net	(36,547)	(96,505)	(1,034,737)	(96,489)
Gain on debt extinguishment	2,084,368	-	2,084,368	-
Total	3,773,644	(119,005)	(25,215,546)	(118,989)

Net income (loss)	$278,621	$(2,015,122)	$(30,731,102)	$(2,069,446)

Basic net income (loss) per common share	$0.03	$(0.75)	$(5.07)	$(0.85)
Diluted net income (loss) per common share	$0.03	$(0.75)	$(5.07)	$(0.85)

Weighted average shares outstanding, basic	9,370,172	2,687,471	6,057,598	2,438,548
Weighted average shares outstanding, diluted	10,773,670	2,687,471	6,057,598	2,438,548

Energous Corporation
(f/k/a DvineWave Inc.)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(30,731,102)	$(2,069,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	54,805	47
Stock based compensation	912,504	-
Amortization of debt discount	964,851	56,136
Warrant expense	-	724,000
Gain on conversion of notes payable and accrued interest	(2,084,368)	-
Change in fair market value of derivative liabilities	26,265,177	22,500
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(282,199)	(22,602)
Accounts payable	275,634	142,064
Accrued expenses	198,144	127,238
Other current liabilities	-	53,872
Net cash used in operating activities	(4,426,554)	(966,191)

Cash flows from investing activities:
Purchase of property and equipment	(354,953)	(1,695)
Net cash used in investing activities	(354,953)	(1,695)

Cash flows from financing activities:
Proceeds from the sale of common stock	-	165,217
Proceeds from IPO, net of underwriter's discount and offering costs	24,872,170	-
Repurchase of restricted common stock	-	35,464
Proceeds from the sale of senior secured convertible notes	-	5,500,009
Proceeds from the sale of stock to strategic investor, net	900,000	-
Sale of warrant to IPO underwriter	1,000	-
Net cash provided by financing activities	25,773,170	5,700,690

Net increase in cash and cash equivalents	20,991,663	4,732,804
Cash and cash equivalents - beginning	1,953,780	994
Cash and cash equivalents - ending	$22,945,443	$4,733,798

Supplemental disclosure of non-cash financing activity:
Decrease in deferred offering costs charged to the IPO	$88,319	$-
Common stock issued upon conversion of notes payable and accrued interest payable	$26,790,177	$-
Increase in additional paid in capital upon extinguishment of derivative liability for warrants	$5,752,000	$-

 Energous Corporation

 (f/k/a DvineWave Inc.)

Reconciliation of Non-GAAP Information

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013

Adjusted EBITDA (non-GAAP):

Net income (loss) (GAAP)	$278,621	$(2,015,122)	$(30,731,102)	$(2,069,446)
Add (subtract) the following items:
Interest expense (income), net	36,547	96,505	1,034,737	96,489
Depreciation and amortization	30,592	47	54,805	47
Stock-based compensation	420,381	-	912,504	-
Gain on debt extinguishment	(2,084,368)	-	(2,084,368)	-
Change in fair value of derivative liabilities	(1,725,823)	22,500	26,265,177	22,500
Adjusted EBITDA (non-GAAP)	$(3,044,050)	$(1,896,070)	$(4,548,247)	$(1,950,410)